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CounterPath Makes Strategic Move into Mobile Enterprise
Space with Acquisition of FirstHand Technologies

Launches integrated SIP and mobile technologies, further broadening
VoIP product portfolio

VANCOUVER, CANADA – January 29, 2008 – CounterPath Corporation (OTCBB: COPA), a leading provider of multimedia VoIP softphones and SIP applications, today announced that it has entered into a definitive agreement to acquire FirstHand Technologies Inc., an innovator in extending enterprise telephony features to smart phones and dual-mode handheld devices over WiFi and cellular networks. The acquisition will allow CounterPath to combine its suite of softphone and server applications with Fixed Mobile Convergence (FMC) solutions from FirstHand, to deliver an integrated communications experience and empower workforces to go mobile.

“Mobile VoIP technologies are in high demand and the market is rapidly moving from trials to deployments,” said Greg Pelling, Chief Executive Officer of CounterPath. “The acquisition of FirstHand allows us to extend our carrier and enterprise client value proposition from the personal computer to most major mobile devices. All of our tier one fixed-line carrier customers own, operate or partner with a mobile service provider in one form or another. Our new mobile software products create tremendous opportunities for CounterPath to lever our trusted supplier relationships and add even greater value to our world class customers’ VoIP offerings.”

FirstHand's solution extends enterprise unified communications services to a wide range of popular mobile devices such as RIM Blackberry, Nokia and Microsoft Windows Mobile, delivered over any mobile network including WiFi, GSM and CDMA. These smart phones and

CounterPath Makes Strategic Move into Mobile Enterprise Space…

dual-mode devices are effectively transformed into business communications tools with fully featured PBX telephony services and productivity enhancing collaborative services such as Instant Messaging, Presence and Conferencing. Using FirstHand’s technology, enterprise customers can use their existing communications equipment and infrastructure to take advantage of unified communications on their mobile devices – today.

“Upon completion of the acquisition of FirstHand, CounterPath will not only enhance its product offering but also strengthen its engineering team and broaden its intellectual property portfolio,” said Sir Terence H. Matthews, Chairman of Wesley Clover and CounterPath. “This is a solid acquisition for CounterPath and I believe that there will be a wealth of new opportunities for the company in the large and growing mobile space.”

Fiscal Details Related to the Acquisition

Under the terms of the agreement, CounterPath will acquire all of the shares of FirstHand in exchange for 29,500,000 shares of CounterPath’s common stock. Upon closing, FirstHand will be debt free and contribute approximately $6 million in cash to the combined entities. FirstHand’s investors, including Covington Capital, Skypoint Capital Corporation and BDC Capital Inc. will collectively own approximately 23% of the common shares of CounterPath. The closing of the transaction contemplated by the definitive agreement is subject to customary closing conditions and is expected to close on or about February 1, 2008.

The shares of CounterPath’s common stock to be issued in connection with the proposed acquisition and investments have not been and will not be registered under the Securities Act of 1933 as amended (the “Act”), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

About FirstHand Technologies

FirstHand Technologies mobilizes the enterprise by extending the functionality of numerous IP PBXs to a variety of smart phones and dual-mode devices. FirstHand Technologies empowers an enterprise’s workforce to go mobile with the same functionality as their office desktop. The FirstHand Technologies advanced fixed-mobile convergence (FMC) solution delivers enterprise features and “single number” seamless connectivity over cellular networks and/or WiFi enabling organizations to achieve “enterprise communications everywhere.” The enterprise benefits from faster communication abilities, increased productivity and significant cost savings. FirstHand Technologies, based in Ottawa, Ontario, has approximately 45 employees and has eleven patents pending or approved. For more information, please visit www.firsthandtech.com.

CounterPath Makes Strategic Move into Mobile Enterprise Space…

About CounterPath

Since 2003, CounterPath Corporation (formerly CounterPath Solutions, Inc.) has been creating value for its clients with the development of innovative multimedia VoIP (Voice over Internet Protocol) softphones and SIP (Session Initiation Protocol) applications. CounterPath has a flexible, user friendly and feature-rich product suite, which enables its clients to cost-effectively integrate or bundle voice, video, presence and Instant Messaging applications into their VoIP solutions. The Company's clients include some of the world's largest telecommunications service providers and network equipment providers including AT&T, BT (British Telecommunications PLC), Alcatel-Lucent and Cisco Systems. Additional information about CounterPath and its products and services is available at www.counterpath.com.

Forward-Looking Statements

This news release contains “forward-looking statements”. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that (i) CounterPath will complete the acquisition of FirstHand, (ii) after completion of the acquisition, the new expanded product line will provide greater opportunities for CounterPath to capitalize on its customer acquisition efforts to date, including tremendous opportunities to lever its trusted supplier relationships, and (iii) after completion of the acquisition, there will be a wealth of new opportunities for CounterPath in the large and growing mobile space.

It is important to note that actual outcomes and CounterPath’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the failure to complete the acquisition of FirstHand for any reason whatsoever, (2) the failure to successfully integrate the businesses and technologies of CounterPath and FirstHand after completion of the acquisition, (3) the failure to develop new and innovative products using CounterPath’s and FirstHand’s technologies, (4) CounterPath's ability to remain competitive as other parties develop and release competitive products, (5) CounterPath's ability to retain the employees necessary to continue research and development of current and new products, (6) the success by CounterPath of the sales of its current and new products, (7) the impact of competitive products on the sales of CounterPath's products, (8) the impact of technology changes on CounterPath's products and on the VoIP industry, (9) the compatibility of CounterPath's products with new computer operating systems, (10) the rate of adoption by service providers and the general public of VoIP as a replacement for regular and cellular phone service, (11) general economic conditions as they affect CounterPath and its prospective customers, (12) the ability of CounterPath to control costs operating, general administrative and other expenses, and (13) insufficient investor interest in CounterPath's securities which may impact on CounterPath's ability to raise additional financing as required.

Readers should also refer to the risk disclosures outlined in CounterPath's quarterly reports on Form 10-QSB, annual reports on Form 10-KSB and CounterPath's other disclosure documents filed from time-to-time with the Securities and Exchange Commission available at www.sec.gov.